                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 7, 2003

                              SCARAB SYSTEMS, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

     Colorado                     0-19949                 84-1153522
---------------------        -----------------       --------------------
(State or other          (Commission file number)    (IRS Employer
jurisdiction of                                       Identification No.)
incorporation or
organization)

              406-208 Nelson Street, Vancouver, British Columbia V6B 2E2
          ------------------------------------------------------------------
       (Address of principal executive offices)                (Zip Code)

                                 (604) 417-6172
                           ---------------------------
                           (Issuer's telephone number)

                                    IRV, INC.
         100-1255 Pender Street West, Vancouver, British Columbia   V6E 2V1
        --------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5:   OTHER EVENTS
------    ------------

Effective March 24, 2003, pursuant to shareholder approval, the Company's Articles of Incorporation were amended to change the name of the Company to "Scarab Systems, Inc."

On April 7, 2003, Mr. Charles Orr of San Francisco, California, was appointed to the Board of Directors of the Company.

Charles Orr is a successful senior executive and advisor with exceptional leadership skills and accomplishments across a broad range of industries, cultures and distribution channels: dietary supplements, specialty foods, life insurance, mutual funds and information technology and systems. Mr. Orr has a proven track record in guiding all major disciplines: marketing, sales, research and development, manufacturing, finance, human resources, information systems, strategic planning, government relations and international. Since 2000, Mr. Orr has operated Charles L. Orr and Associates, an independent director and advisor to companies operating in the e-commerce, financial services, preventive health care and direct selling industries. Experience includes publicly traded and closely held organizations ranging from over $1 billion in revenues to start-ups. From 1993 to 2000, Mr. Orr served as President and Chief Executive Officer of Yamanouchi Consumer Inc. (formerly Shaklee Corporation). Yamanouchi Consumer Inc. includes three operating divisions with revenue of over $700 million USD and over 3000 employees. During his tenure, Mr. Orr grew the business from $515 million, accompanied by a nine-fold increase in profits. Prior to this, Mr. Orr held positions at Federated Investors, Continental Insurance, Southwestern Life, and Connecticut General Insurance Corporation. Mr. Orr currently serves on the Board of Directors of Herbalife International, Inc., and is a past Director of Provident Mutual Life Insurance Company, and the Consumer Health Products Association. Mr. Orr received a BA in Psychology from Wesleyan University in 1965 and an MBA from the University of Connecticut in 1970.

Effective March 28, 2003, the Company acquired all the issued and outstanding shares of Catalyst Technologies, Inc. ("Catalyst"), a Vancouver based, Web Design and Internet Application Developer. Catalyst specializes in the development of websites and Internet software design, primarily for the Health and Nutraceutical industry. It has developed websites for leading companies in the industry, including www.mothernature.com and www.gncbooks.com, and is presently negotiating significant expansion of their portfolio. The Company's acquisition of Catalyst is a non-material business combination.

Effective March 28, 2003, the Company has terminated the acquisition of 485017 B.C. Ltd. doing business as MarketEdgeDirect ("MED"). The acquisition, which was reported in the Company's quarterly report on Form 10-QSB filed August 14, 2002, was treated as a non-material business combination.

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS
------    ---------------------------------

     (a)  Exhibits
          --------

Item      Title
----      -----

1.1       Articles of Amendment to the Articles of Incorporation

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SCARAB SYSTEMS, INC.

Date: April 7, 2003                By:  /s/ Thomas E. Mills
                                   ----------------------------
                                   Thomas E. Mills, Chief Executive Officer